PROXY

This Proxy is Solicited on Behalf of the Board of Directors

SIGNAL APPAREL COMPANY, INC.
Annual Meeting of Shareholders
May 11, 1995

     The undersigned hereby appoints Marvin J. Winkler and William
H. Watts, and each of them, proxies, with full power of substitution, to act and to vote the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 200-A Manufacturers Road, Chattanooga, Tennessee 37405, at 10 A.M., E.D.T., on May 11, 1995, and any adjournment or adjournments thereof, as follows:

1.   Election of Directors

     ___FOR all nominees          _____WITHHOLD ALL AUTHORITY
        (Except as indicated           to vote for all nominees
        to the contrary below)         listed below

     Jacob L. Feigenbaum; Paul R. Greenwood; Gregory B. Murphy; Leon Ruchlamer; Stephen Walsh; William H. Watts; Marvin J. Winkler

     (Instruction: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

     _____________________________________________________________

2. To amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 40,000,000;

     _____FOR          _____AGAINST          _____ABSTAIN

3. To amend the Company's 1985 Stock Option Plan to increase the number of shares of the Company's Common Stock issuable thereunder from 1,160,000 to 1,910,000;

     _____FOR          _____AGAINST          _____ABSTAIN

4. To approve the issuance of warrants to purchase 3,000,000 shares of the Company's Common Stock to Walsh Greenwood &
     Co. in connection with the Credit Agreement between the Company and Walsh Greenwood & Co.; and

     _____FOR          _____AGAINST          _____ABSTAIN

5. To transact such other business as may properly come before the meeting or any adjournments thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2, 3, AND 4. THE BOARD IS NOT AWARE OF ANY OTHER MATTER TO BE BROUGHT BEFORE THE ANNUAL MEETING FOR A VOTE OF SHAREHOLDERS. IF, HOWEVER, OTHER MATTERS ARE PROPERLY PRESENTED, THE PROXIES WILL VOTE
IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 12, 1995, and the Proxy Statement furnished therewith.

Dated this _____ day of _______________, 1995.

________________________________________(Seal)
Note: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries and persons signing on behalf of corporations or partnerships, should so indicate when signing.

Please sign, date and return this Proxy in the accompanying
prepaid self-address envelope.     Thank you.